UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2009
NUVEEN INVESTMENTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11123	36-3817266
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification
incorporation)		Number)

333 West Wacker Drive, Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)
(312) 917-7700
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
On July 28, 2009 (the “Effective Date”), Nuveen Investment, Inc. (the “Company”) entered into an amendment (the “First Amendment”) to the Credit Agreement, dated as of November 13, 2007 (as amended, the “Credit Agreement”), by and among Windy City Investments, Inc., the Company, the lenders from time to time party thereto (the “Lenders”) and Deutsche Bank AG New York Branch, as administrative agent for the Lenders (the “Administrative Agent”), pursuant to which the Company obtained a new $450 million second-lien term facility (the “Additional Term Loans”). The Additional Term Loans bear interest at rate of 12.50% per annum and will mature on July 31, 2015.
The net cash proceeds of the Additional Term Loans are to be used by the Company to retire the Company’s remaining outstanding $250,000,000 5% senior notes due 2010 (the “2010 Notes”) and to prepay existing first-lien term loans issued under the Credit Agreement (the “Original Term Loans”). On the Effective Date the Company deposited $222,750,000 of the net cash proceeds of the Additional Term Loans into an account maintained by the Company with an affiliate of the Administrative Agent to be used for the repayment of the 2010 Notes. The Company also repaid $153,458,359 of outstanding Original Term Loans at par with the remaining net cash proceeds of the Additional Term Loans. The Credit Agreement includes a financial maintenance covenant requiring us to maintain a maximum ratio of senior secured indebtedness to adjusted EBITDA. As of June 30, 2009, this maximum ratio was 6.00:1.00. As of June 30, 2009, we were in compliance with this covenant, as our actual ratio of senior secured indebtedness to adjusted EBITDA was 5.58:1.00. On a pro-forma basis, after giving effect to the incurrence of the Additional Term Loans and the application of the net proceeds described above, this ratio as of June 30, 2009 would have been 4.60:1.00.
The First Amendment provides the Company with the option to request one or more additional tranches of Additional Term Loans, subject to certain limitations, up to an aggregate amount not to exceed $50,000,000. No amount of Additional Term Loans once repaid may be re-borrowed. In addition, under the First Amendment the Company retains the ability to incur incremental revolving or term loans under the existing term loan facility and revolving credit facility under the Credit Agreement (the “Existing Facilities”), subject to certain limitations, up to an aggregate amount not to exceed the maximum amount at the time of such proposed credit increase that could be incurred such that after giving pro forma effect to such proposed credit increase, the Senior Secured Net Leverage Ratio under the Credit Agreement does not exceed 5.0 to 1.0.
The First Amendment provides that the Additional Term Loan lenders each have the right to put to the Company its then outstanding Additional Term Loans at a price of 101% of the principal amount thereof plus accrued and unpaid interest thereon upon the occurrence of a Change of Control (as defined in the Credit Agreement). In addition, the Company is required to make an offer to prepay the Additional Term Loans at par plus the applicable prepayment premium described below plus accrued and unpaid interest thereon from the net cash proceeds of assets sales which are not applied to repay the Existing Facilities and permanently reduce the commitments thereunder, subject to certain exceptions under the Credit Agreement, including the reinvestment by the Company of such net cash proceeds in the business of the Company or its subsidiaries.
The Company may make voluntary prepayments of the Additional Term Loans at par plus a premium equal to the coupon thereon plus accrued and unpaid interest thereon prior to the third anniversary of the Effective Date with the net cash proceeds of one or more equity offerings (“Equity Clawback Prepayments”), provided, among other things, that (x) such prepayments do not exceed 35% of the aggregate initial principal amount of the Additional Term Loans incurred on or before the date of such prepayment, (y) at least 65% of the aggregate initial principal amount of the Additional Term Loans incurred on or before the date of such prepayment must remain outstanding immediately after the occurrence of each such prepayment and (z) any such prepayment must occur within 90 days of the closing of any such equity offering. In the event the Additional Term Loans are prepaid by the Company pursuant to an Equity Clawback Prepayment, the Company must pay to the Additional Term Loan lenders a prepayment premium equal to 12.50% of such prepayment. In addition, voluntary and mandatory prepayments (other than in connection with a Change of Control) of Additional Term Loans (other than Equity Clawback Prepayments), in each case made after the second anniversary of the Effective Date and prior to the fourth anniversary of the Effective Date, require payment of a fee as follows: (A) if on or prior to the third anniversary of the Effective Date, in an amount equal to 6% of such prepayment, and (B) if on or prior to the fourth anniversary of the Effective Date, in an amount equal to 3% of such prepayment. Any such voluntary or mandatory prepayment made on or prior to the second anniversary of the Effective Date is subject to a make-whole premium.
The Company’s Senior Secured Net Leverage ratio financial maintenance covenant, as well as provisions providing that a Change of Control is an event of default, under the Credit Agreement will not be applicable to the Additional Term Loans following payment in full of the Existing Facilities and termination of the commitments thereunder.
The Additional Term Loans are guaranteed by the same subsidiaries of the Company (the “Subsidiary Guarantors”) that guarantee the Existing Facilities. The Additional Term Loans and the guarantees thereof are secured by the same collateral of the Company and the Subsidiary Guarantors that secures the Company’s obligations under the Existing Facilities on a second-lien basis, and are junior to the security interests of the Lenders under the Existing Facilities.
The Company paid to the Administrative Agent for the ratable benefit of each Additional Term Loan lender an upfront fee in the amount of $45 million and also paid customary fees to the arrangers of this financing. In addition, the Company paid to the Administrative Agent, for distribution to each Lender that consented to the First Amendment, an amendment fee equal to 50 basis points payable on the term loans and revolving credit commitments outstanding under the Existing Facilities. Arrangers for the financing included Deutsche Bank Securities, Inc. (“DB”), Bank of America Securities (“BOAS”), Wells Fargo Securities, LLC (“WF”), Credit Suisse Securities (“CS”) and Citigroup Global Markets, Inc. (“Citi”). Affiliates of DB, BOAS, WF, CS, and Citi are Lenders under the Credit Agreement. Another affiliate of BOAS owns a 32% equity stake in the indirect parent company of the Company and other affiliates of DB, WF, CS, and Citi also each owns less than a 5% equity stake in that parent company.
The foregoing is a summary of the material terms of the First Amendment, does not purport to be complete, and is qualified in its entirety by reference to the First Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.
Section 2 — Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 concerning the Company’s direct financial obligations is hereby incorporated herein by reference.

Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to Credit Agreement, dated as of July 28, 2009, among Windy City Investments, Inc., Nuveen Investments, Inc. (f/k/a Windy City Acquisition Corp.), Deutsche Bank AG New York Branch, as administrative agent, various First-Lien Lenders party to the Credit Agreement, and the Second-Lien Lenders party thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 31, 2009	NUVEEN INVESTMENTS, INC.

	By: Name:	/s/ John L. MacCarthy John L. MacCarthy
	Title:	Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Credit Agreement, dated as of July 28, 2009, among Windy City Investments, Inc., Nuveen Investments, Inc. (f/k/a Windy City Acquisition Corp.), Deutsche Bank AG New York Branch, as administrative agent, various First-Lien Lenders party to the Credit Agreement, and the Second-Lien Lenders party thereto.